Exhibit 99.1
[GRAPHIC OMITTED]


                                        For further information contact:
                                             Neal H. Sanders (781) 302-2439
                                        For release: April 29, 2004 at 4:00 p.m.

                RVSI Reports Fiscal 2004 Second Quarter Results

  (INVESTORS CAN HEAR RVSI'S CONFERENCE CALL LIVE ON CCBN.COM OR RVSI.COM THIS AFTERNOON AT 4:45 P.M. EDT. AN ARCHIVED COPY OF THE CONFERENCE CALL WILL BE
              AVAILABLE STARTING AT 6:00 P.M. EDT AT WWW.RVSI.COM,
                  WWW.CCBN.COM, OR BY CALLING (402) 998-1424.)

NASHUA, NEW HAMPSHIRE -- Robotic Vision Systems, Inc. (RVSI) (RVSI.OB) today announced results for its second fiscal quarter ended March 31, 2004.

     Second quarter revenues were $15,579,000 compared to $9,388,000 in fiscal 2003's second quarter and $10,337,000 in fiscal 2004's first quarter. RVSI's net loss in fiscal 2004's second quarter was $(3,947,000) or ($0.22) per share, compared to a net loss of $(14,832,000) or ($1.21) per share in fiscal 2003's second quarter and a net loss of $(4,637,000), or ($0.31) per share in fiscal 2004's first quarter.

     Orders for the quarter ended March 31, 2004 were $18,989,000, yielding a book-to-bill ratio of 1.22 to 1.

     The above results incorporate consolidated revenues for both the Semiconductor Equipment Group and Acuity CiMatrix. All results are inclusive of unusual gains and losses, and reflect the one-for-five reverse stock split effected in November 2003.

COMMENTS ON THE QUARTER

     RVSI achieved a 51% increase in revenues and a 52% increase in bookings from the December quarter. The company saw strong gains on both sides of its business as the semiconductor capital equipment industry continued its recovery and the Data Matrix segment of the machine vision industry showed accelerated growth.

     "We are a much stronger company financially today than at any time in recent years, and we have continued to enhance our products and technology," said Pat V. Costa, Chairman and Chief Executive Officer of RVSI. "We believe that our Semiconductor Equipment Group offers customers better technology, a more versatile product, and a superior cost of ownership compared to its competitors. This quarter, our Acuity CiMatrix division saw a healthy mix of orders from new and existing customers for both general-purpose, industrial machine vision and for Data Matrix-specific applications. Our leadership in Data Matrix is a product of a decade of hardware, software, and algorithm development on RVSI's part."

THIRD QUARTER OUTLOOK

     "We entered the quarter with a backlog of $13.6 million, and we believe we can see bookings in a range of $20 million to $24 million," Mr. Costa said. "Based on those figures, we believe we can see recognizable revenue in the June quarter from $20 million to $22 million. It is clear that this is going to be a quarter of dramatically improved operating performance. Assuming we do not encounter unexpected bumps in the quarter, we believe this is the revenue range in which RVSI can be profitable on an operating basis."

     "Beyond the current quarter, we are very encouraged by the positive direction the business is taking as indicated by the rising rate of bookings and shipments, and we believe the balance of fiscal 2004 should show sequential, sustained improvement."

ABOUT RVSI

Robotic Vision Systems, Inc. (RVSI) (RVSI.OB) has the most comprehensive line of machine vision systems available today. Headquartered in Nashua, New Hampshire, with offices worldwide, RVSI is the world leader in vision-based semiconductor inspection and Data Matrix-based unit-level traceability. Using leading-edge technology, RVSI joins vision-enabled process equipment, high- performance optics, lighting, and advanced hardware and software to assure product quality, identify and track parts, control manufacturing processes, and ultimately enhance profits for companies worldwide. Serving the semiconductor, electronics, aerospace, automotive, pharmaceutical and packaging industries, RVSI holds more than 100 patents in a broad range of technologies. For more information visit www.rvsi.com or call (800) 669-5234.

FORWARD LOOKING STATEMENT

Except for the historical information herein, certain matters discussed in this release include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based on a number of factors, including, but not limited to: the historical cyclical nature of the semiconductor industry, risks in products and technology development, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, changing economic conditions, both here and abroad, timely development and release of new products, strategic suppliers and customers, the effect of the company's accounting policies and other risk factors detailed in the Company's annual report on Form 10-K, and other filings with the Securities and Exchange Commission.

                          Robotic Vision Systems, Inc.
                           Consolidated Balance Sheets
                    (in thousands, except per share amounts)


                                                                          March 31,         September 30,
                                                                            2004                2003
                                                                        -------------       -------------
                                                                         (unaudited)
Current Assets:
         Cash and cash equivalents                                        $     760           $     367
         Accounts receivable, net                                            12,257               9,501
         Inventories                                                         10,459              10,995
         Prepaid expenses and other current assets                            2,501               1,561
                                                                          ----------          ----------

                  Total current assets                                       25,977              22,424

         Plant and equipment, net                                             1,993               2,218
         Goodwill                                                             1,333               1,333
         Software development costs, net                                      4,588               5,227
         Intangibles and other long-term assets                               2,464               2,791
         Notes receivable                                                     2,047                   -
         Deferred financing costs                                             7,113                   -
                                                                          ----------          ----------

                                                                          $  45,515           $  33,993
                                                                          ==========          ==========

Liabilities and Stockholders' Deficit

Current Liabilities:
         Revolving credit facility                                        $  11,737           $   4,635
         Notes payable and current portion of long-term debt                  8,887               8,835
         Accounts payable   current                                           3,681               3,019
         Accounts payable past-due                                            6,018               6,546
         Accrued expenses and other current liabilities                      16,822              18,430
         Deferred gross profit                                                1,057               1,693
                                                                          ----------          ----------
                  Total current liabilities                                  48,202              43,158
         Long-term debt                                                       1,420               1,285
         Deferred gain                                                        1,869                   -
                                                                          ----------          ----------
                  Total liabilities                                          51,491              44,443

Stockholders' Deficit:

Common stock, $0.01 par value; shares authorized, 100,000 shares;
         issued and outstanding, March 31, 2004 - 18,809
         and September 30, 2003  - 14,724                                       188                 147
Additional paid-in capital                                                  312,646             299,768
Accumulated deficit                                                        (317,504)           (308,920)
Accumulated other comprehensive loss                                         (1,306)             (1,445)
                                                                          ----------          ----------
         Total stockholders' deficit                                         (5,976)            (10,450)
                                                                          ----------          ----------

                                                                          $  45,515           $  33,993
                                                                          ==========          ==========


                          Robotic Vision Systems, Inc.
                      Consolidated Statements of Operations
                    (in thousands, except per share amounts)
                                   (unaudited)



                                                                               Quarter ended March 31,
                                                                              2004                2003
                                                                             ------              ------

Revenues                                                                  $  15,579           $   9,388
Cost of revenues                                                              8,926               8,883
                                                                          ----------          ----------

Gross profit                                                                  6,653                 505
                                                                          ----------          ----------

Operating costs and expenses:
Research and development expenses                                             2,485               2,344
Selling, general and administrative expenses                                  6,953               8,724
Restructuring and other charges                                                   -               3,971
                                                                          ----------          ----------
Loss from operations                                                         (2,785)            (14,534)

Other gains (losses)                                                             66                  (1)

Interest expense, net                                                        (1,228)               (297)
                                                                          ----------          ----------

Loss before income taxes                                                     (3,947)            (14,832)

Provision for income taxes                                                        -                   -

Net loss                                                                  $  (3,947)          $ (14,832)
                                                                          ==========          ==========


Net loss per share:
         Basic and diluted                                                $   (0.22)          $   (1.21)
                                                                          ==========          ==========

Weighted average shares:
         Basic and diluted                                                   17,916              12,234
                                                                          ==========          ==========


                          Robotic Vision Systems, Inc.
                      Consolidated Statements of Operations
                    (in thousands, except per share amounts)
                                   (unaudited)


                                                                             Six Months ended March 31,
                                                                              2004                2003
                                                                             ------              ------

Revenues                                                                  $  25,916           $  19,776
Cost of revenues                                                             14,209              16,162
                                                                          ----------          ----------

Gross profit                                                                 11,707               3,614
                                                                          ----------          ----------

Operating costs and expenses:
Research and development expenses                                             5,129               5,517
Selling, general and administrative expenses                                 13,334              16,870
Restructuring and other charges                                                   -               4,171
                                                                          ----------          ----------
Loss from operations                                                         (6,756)            (22,944)

Other (losses) gains                                                            (11)                196

Interest expense, net                                                        (1,817)               (618)
                                                                          ----------          ----------

Loss before income taxes                                                     (8,584)            (23,366)

Provision for income taxes                                                        -                   -
                                                                          ----------          ----------

Net loss                                                                  $  (8,584)          $ (23,366)
                                                                          ==========          ==========


Net loss per share:
         Basic and diluted                                                $   (0.52)          $   (1.92)
                                                                          ==========          ==========

Weighted average shares:
         Basic and diluted                                                   16,508              12,183
                                                                          ==========          ==========
